Exhibit 99.1
April 30, 2020

BBVA USA reports first quarter 2020 results

•
COVID-19 pandemic relief efforts: Approved by the Small Business Administration (SBA) for $2.2 billion in Paycheck Protection Program (PPP) loans under Phase 1, nearly all of which has been disbursed to customers. Proactively providing other products and offers to assist customers during this crisis

•	Revenue: Total revenue up 4 percent (annualized) from fourth quarter 2019 levels as strong growth in noninterest income more than offset a decline in net interest income

•
Goodwill impairment: Drastic change in macroeconomic conditions and forecasts brought about by the COVID-19 pandemic results in $2.2 billion non-cash write-down of goodwill; no impact to liquidity, regulatory capital ratios or the operations of the bank and ability to service and meet the needs of our customers

•	Operating income: Operating income[1] for the quarter totals $300 million, up 30 percent (annualized) from fourth quarter 2019 levels

•
Loans and Deposits: Momentum from fourth quarter 2019 continues as total loans increase 22 percent (annualized) on a linked quarter basis. Total deposits rise 12 percent (annualized) driven by a 51 percent increase (annualized) in interest bearing transaction accounts

•
Credit quality: Nonperforming loan ratio at 1.09 percent, up 3 basis points from year-end 2019 while net charge-offs as a percentage of average loans at 69 basis points, down 18 basis points from fourth quarter 2019 levels. Provision expense of $357 million in the quarter due to the drastic slowdown in economic activity from COVID-19 and steep drop in oil prices

•	Capital and liquidity: Regulatory and liquidity positions remain strong. CET1[2] ends quarter at 11.97 percent while Liquidity Coverage Ratio (LCR) remains stout at 144 percent
BBVA USA Bancshares, Inc., a Sunbelt-based bank holding company (BBVA USA), reported today a net loss of $2.2 billion for the first quarter of 2020. Included in first quarter 2020 results is goodwill impairment (non-cash charge) totaling $2.2 billion reflecting the drastic change in macroeconomic conditions and forecasts brought about by the COVID-19 pandemic. Excluding the impact of this non-cash charge, the adjusted net loss1 for the quarter was $52 million, further reflecting the abrupt decline in interest rates and higher provision expense necessary to reflect the economic and business disruption caused by the pandemic.
“Momentum from last quarter accelerated during the first quarter in terms of customer activity as we posted very strong loan and deposit growth, and a substantial pick-up in market driven fee-based businesses which enabled us to deliver an increase in operating income from fourth quarter levels,” said Javier Rodríguez Soler, president and CEO of BBVA USA.
“Despite these positive results, the severity of the COVID-19 pandemic on macroeconomic economic conditions and forecasts, including the drastic drop in interest rates and subsequent decline in oil prices, required us to reevaluate the carrying amount of goodwill on our balance sheet. The resulting analysis resulted in a goodwill impairment charge during the quarter that is reflected in our results but has no impact on our liquidity position, regulatory capital ratios, and the operations of our company or our ability to meet our customers’ needs.”
At March 31, 2020, BBVA USA had approximately $2.3 billion of goodwill remaining on its balance sheet. An impairment test on the intangible asset is conducted on an annual basis or, in this case, as necessary given a significant change in economic conditions, forecasts and other factors.
“I have been particularly proud of our team of employees and their response to the COVID-19 pandemic,” noted Rodríguez Soler. “At BBVA our culture is built on three core values: Customer Comes First, We Think Big, and We Are One Team. Our employees have embodied these values throughout the crisis, from building an online app in just three days to expedite PPP applications, to the countless employees in other areas of the bank who volunteered to assist in processing the applications. These are just two examples of how our team is making sure we are there to help our customers during this difficult time.”
As one of the leading small business lenders as recognized by the SBA, BBVA USA has to date received almost 24,000 applications related to the PPP and was approved by the SBA to provide approximately $2.2 billion in loans under the program, nearly all of which has been disbursed to customers. In addition, BBVA USA is providing other relief efforts to assist customers during this challenging time. Through April 17, 2020, BBVA USA has processed nearly 32,000 retail customer requests for extensions effecting $1.9 billion of loans including mortgages, credit cards, small businesses, auto and other consumer loans. Similar requests have been received and processed for commercial customers. BBVA USA has also launched special offers related to credit cards, mortgages and deposits, while also keeping open the drive-thru lanes at its branches (approximately 88 percent of its total branch network) to assist customer transactions. Earlier this month, BBVA USA also announced a more than $3.7 million commitment to support organizations that are providing community support in response to the COVID-19 pandemic, as well as programs to support its employees impacted by the pandemic.
Total revenue for the first quarter of 2020 was $905 million, up 4 percent (annualized) from fourth quarter 2019 levels as noninterest income growth more than offset a decline in net interest income. Compared to the first quarter of 2019, total revenue was down 3 percent as the decline in net interest income more than offset double-digit growth in noninterest income. Net interest income for the quarter totaled $589 million compared to $623 million in the fourth quarter of 2019 and $683 million in the first quarter of 2019. The percent net interest margin in the first quarter of 2020 was 2.80 percent compared to 2.96 percent in the fourth quarter of 2019 and 3.41 percent in the first quarter of 2019. The decline in net interest income and the percent net interest margin reflects the impact from the drastic and sudden drop in interest rates that immediately impacted yields, particularly with respect to the repricing of variable rate loans.
Noninterest income (excluding securities gains) for the quarter totaled $315 million, up $43 million compared to the fourth quarter of 2019 and up $66 million compared to the first quarter of 2019. The double-digit percentage increase on a linked quarter basis was driven by increases in investment banking and advisory fees (+$11 million), mortgage banking (+$8 million) and investment services sales fees (+$6 million). Compared to the first quarter of 2019, noninterest income was up 27 percent and growth was broad-based as all of our fee-based businesses reported positive increases, led by the aforementioned areas. The increase in other income reflected gains on investments held by our small business investment company arm. During the first quarter of 2020, investment securities gains totaled $19 million compared to $9 million in the first quarter of 2019 and no gains or losses were recorded in the fourth quarter of 2019.
Total noninterest expense (excluding the non-cash charge) totaled $624 million, an increase of 5 percent (annualized) from fourth quarter 2019 levels and 7 percent from the first quarter of 2019. The rise in noninterest expense was driven by an increase in salaries, benefits and commissions and an increase in other expense associated with higher provisions for unfunded commitments, offset in part by a decrease in net occupancy and on a linked quarter basis professional services. Operating income1 in the quarter totaled $300 million, up 30 percent (annualized) from the fourth quarter of 2019 and down 17 percent from first quarter 2019 levels.
Total loans at the end of the first quarter of 2020 were $67.7 billion, up 22 percent (annualized) from $64.1 billion at the end of fourth quarter of 2019 and up 4 percent from $65.0 billion at the end of the first quarter of 2019. Growth both on a linked quarter and year-over-year basis was primarily driven by an increase in the commercial loan portfolio (includes commercial and industrial loans and small business lending), of which a substantial portion was related to customer draws. During the first quarter of 2019, approximately $1.1 billion of commercial loans were transferred to loans held for sale and were subsequently sold in the second quarter of 2019.
Total deposits were $77.2 billion at the end of the quarter, up $2.2 billion or 12 percent (annualized) from the fourth quarter of 2019, and up $2.9 billion or 4 percent compared to the first quarter of 2019. While noninterest bearing deposits declined on a linked quarter basis and were relatively flat compared to a year ago, growth in interest bearing transaction accounts (savings, money market and interest bearing demand deposits) was robust. Interest bearing transaction accounts totaled $46.3 billion, up $5.2 billion or 51 percent (annualized) on a linked quarter basis, and up $8.3 billion or 22 percent compared to the first quarter of 2019. The loan to deposit ratio ended the quarter at 87.6 percent compared to 85.43 percent at the end of the fourth quarter of 2019 and 87.4 percent at the end of the first quarter of 2019. BBVA USA continues to maintain a very strong liquidity position with the LCR at 144 percent compared to 145 percent at the end of the fourth quarter of 2019.

Nonperforming loans as a percentage of total loans ended the first quarter of 2020 at 1.09 percent, up slightly from 1.06 percent at the end of 2019 and down from 1.34 percent at the end of the first quarter a year ago. Net charge-offs as a percentage of average total loans were 69 basis points compared to 87 basis points during the fourth quarter of 2019 and 63 basis points for the first quarter of 2019.
On January 1, 2020, BBVA USA adopted ASC 326 - Current Expected Credit Loss (CECL) accounting standard which estimates credit losses over the life of the loans whereas the previous standard relied on incurred losses. As a result, approximately $185 million was added to the allowance for loan losses with the offset recorded in shareholder’s equity and deferred tax assets.
Provision expense for the quarter was $357 million compared to $120 million in the fourth quarter of 2019 and $182 million in the first quarter of 2019. The substantial increase in provision expense was warranted given the drastic slowdown in economic activity and expected future losses in the loan portfolio that could result from our customers being unable to conduct business as normal during the pandemic shutdown. In addition, the subsequent steep drop in oil prices resulted in a higher level of reserves related to our energy portfolio, which totaled approximately $3.4 billion at the end of the quarter compared to $2.9 billion at the end of the fourth quarter of 2019.
As a result of the increase in provision expense, the allowance for loan losses as a percentage of total loans at the end of the quarter rose to 2.00 percent compared to 1.44 percent at the end of 2019 and 1.52 percent at the end of the quarter a year ago. The coverage ratio of nonperforming loans at the end of the quarter was 183 percent compared to 136 percent at the end of the fourth quarter of 2019 and 111 percent at the end of the first quarter of 2019.
Total shareholder’s equity at the end of the first quarter of 2020 totaled $11.4 billion compared to $13.4 billion at the end of 2019 and $13.7 billion at the end of the first quarter of 2019. The CET12 ratio ended the first quarter of 2020 at 11.97 percent compared to 12.49 percent at the end of 2019 and 12.34 percent at the end of the first quarter a year ago. While the goodwill impairment non-cash charge resulted in a decrease in total shareholder’s equity, it did not impact tangible capital levels and therefore had no impact on regulatory capital and regulatory capital ratios. All of BBVA USA’s regulatory capital ratios2 continue to exceed the requirements under “well-capitalized” guidelines.
_______________________________________________________________________________________________________
1 Operating income, adjusted net income (loss), return on average tangible equity, adjusted return on average assets and adjusted return on average tangible equity are Non-GAAP financial measures we believe aid in understanding certain areas of our performance. The calculation of these measures is included on the page titled Non-GAAP Reconciliation.
2 Regulatory capital ratios at March 31, 2020, are estimated.

Contact Details:
Christina Anderson	Ed Bilek
External Communications	Investor Relations
Tel. 205.903.3706	Tel. 205.297.3331
christina.anderson@bbva.com	ed.bilek@bbva.com
For more BBVA news visit, www.bbva.com and the U.S. Newsroom.
Additional news updates can be found via Twitter and Instagram.
For more financial information about BBVA in the U.S., visit bbvausa.investorroom.com.
About BBVA
BBVA Group
BBVA (NYSE: BBVA) is a customer-centric global financial services group founded in 1857. The Group has a strong leadership position in the Spanish market and is the largest financial institution in Mexico. It has leading franchises in South America and the Sunbelt Region of the United States. It is also the leading shareholder in Turkey’s BBVA Garanti. BBVA’s purpose is to bring the age of opportunities to everyone, based on our customers’ real needs: provide the best solutions, helping them make the best financial decisions, through an easy and convenient experience. The institution rests in solid values: Customer comes first, we think big and we are one team. BBVA’s responsible banking model aspires to achieve a more inclusive and sustainable society.

On February 28, 2020, BBVA filed its annual report on Form 20-F for the year ended December 31, 2019, with the U.S. Securities and Exchange Commission. A copy can be accessed on the BBVA website at https://shareholdersandinvestors.bbva.com/the-share/adrs-english/. Holders of BBVA’s American Depositary Receipts (ADRs) may request a hard copy of the Form 20-F for the year ended December 31, 2019, including complete audited financial statements, free of charge. To request a copy, contact Ed Bilek at ed.bilek@bbva.com.
BBVA USA
In the U.S., BBVA is a Sunbelt-based financial institution that operates 641 branches, including 330 in Texas, 89 in Alabama, 63 in Arizona, 61 in California, 44 in Florida, 37 in Colorado and 17 in New Mexico. The bank ranks among the top 25 largest U.S. commercial banks based on deposit market share and ranks among the largest banks in Alabama (2nd), Texas (4th) and Arizona (6th). In the U.S., BBVA has been recognized as one of the leading small business lenders by the Small Business Administration (SBA) and ranked 14th nationally in terms of dollar volume of SBA loans originated in fiscal year 2019.
Forward-Looking Statements
Certain statements in this press release may contain forward-looking statements about BBVA USA Bancshares, Inc. (the “Company”) and its industry that involve substantial risks and uncertainties. The use of “we,” “our” and similar terms refer to the Company. Statements other than statements of current or historical fact, including statements regarding our future financial condition, results of operations, business plans, liquidity, cash flows, projected costs, and the impact of any laws or regulations applicable to the Company, constitute forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “projects,” “may,” “will,” “should,” and other similar expressions are intended to identify these forward-looking statements. These forward-looking statements reflect the Company’s views regarding future events and financial performance. Such statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond the Company’s control, that could cause actual results to differ materially from anticipated results. If the Company’s assumptions and estimates are incorrect, or if the Company becomes subject to significant limitations as the result of litigation or regulatory action, then the Company’s actual results could vary materially from those expressed or implied in these forward-looking statements. The forward-looking statements are and will be based on the Company’s then current views and assumptions regarding future events and speak only as of their dates made. The Company assumes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by securities law or regulation. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on February 28, 2020, as updated by our subsequent SEC filings.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended March 31,		%
	2020	2019	Change
EARNINGS SUMMARY
Net interest income	$589,455	$683,089	(14)
Noninterest income [a]	315,103	248,802	27
Total revenue [a]	904,558	931,891	(3)
Investment securities gain, net	19,139	8,958	114
Provision for credit losses	356,991	182,292	96
Goodwill impairment	2,185,000	—	NM
Noninterest expense	624,060	581,973	7
Pretax (loss) income	(2,242,354)	176,584	(1,370)
Income tax (benefit) expense	(5,069)	35,603	(114)
Net (loss) income	$(2,237,285)	$140,981	(1,687)
Adjusted net (loss) income [b]	$(52,285)	$140,981	(137)

SELECTED RATIOS
Return on average assets	(9.34)%	0.61%
Return on average assets- adjusted [b]	(0.22)	0.61
Return on average tangible equity [b]	(100.27)	6.64
Return on average tangible equity- adjusted [b]	(2.34)	6.64
Efficiency ratio [b]	68.08	61.58
Average common equity to average assets	13.74	14.39
Average loans to average total deposits	86.64	90.69
Common equity tier I capital (CET1) [c]	11.97	12.34
Tier I capital ratio [c]	12.29	12.67
Total capital ratio [c]	14.62	14.87
Leverage ratio [c]	9.40	10.05
[a] Excludes net gain on sales of investment securities.
[b] Non-GAAP financial measure that we believe aids in understanding certain areas of our performance. The calculation of this measure is included on the page titled Non-GAAP Reconciliation.
[c] Current period regulatory capital ratios are estimated.
NM = Not meaningful

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Average for Three Months			Ending Balance
	Ended March 31,		%	March 31,		%
	2020	2019	Change	2020	2019	Change
BALANCE SHEET HIGHLIGHTS
Total loans	$64,875,095	$65,482,395	(1)	$67,657,166	$65,031,366	4
Total debt securities	13,893,355	13,768,787	1	14,222,974	13,872,059	3
Earning assets	86,504,508	82,503,041	5	87,388,951	84,356,100	4
Total assets	96,356,113	92,985,876	4	94,325,559	93,842,586	1
Noninterest bearing demand deposits	20,293,503	20,183,069	1	20,418,504	20,403,716	—
Interest bearing transaction accounts	43,676,781	35,904,264	22	46,318,129	38,018,421	22
Total transaction accounts	63,970,284	56,087,333	14	66,736,633	58,422,137	14
Total deposits	74,881,825	72,203,842	4	77,234,507	74,380,308	4
Total shareholder's equity	13,500,615	13,640,655	(1)	11,358,354	13,727,537	(17)

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	2020	2019
	March 31	December 31	September 30	June 30	March 31
NONPERFORMING ASSETS
Nonaccrual loans [a]	$676,716	$606,843	$653,242	$732,696	$806,644
Loans 90 days or more past due [b]	61,774	71,126	67,869	64,337	63,880
TDRs 90 days or more past due	335	414	588	304	370
Total nonperforming loans [a]	738,825	678,383	721,699	797,337	870,894
Foreclosed real estate	20,642	20,833	17,381	13,752	14,983
Other repossessed assets	13,338	10,930	17,584	13,040	11,225
Total nonperforming assets	$772,805	$710,146	$756,664	$824,129	$897,102

TDRs accruing and past due less than 90 days	$97,404	$97,901	$97,218	$112,383	$111,671

Total nonperforming loans as a % of loans	1.09%	1.06%	1.14%	1.26%	1.34%
Total nonperforming assets as a % of total loans, foreclosed real estate, and other repossessed assets	1.14	1.11	1.19	1.30	1.38
[a] Includes loans held for sale.
[b] Excludes loans classified as troubled debt restructuring (TDRs).

	Three Months Ended
	2020	2019
	March 31	December 31	September 30	June 30	March 31
ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$920,993	$942,191	$977,660	$966,022	$885,242
Adoption of ASC 326	184,931	—	—	—	—
Net charge-offs (NCO)	111,798	140,703	176,098	143,380	101,512
Provision for loan losses	356,946	119,505	140,629	155,018	182,292
Balance at end of period	$1,351,072	$920,993	$942,191	$977,660	$966,022

Allowance for loan losses as a % of total loans	2.00%	1.44%	1.49%	1.54%	1.52%
Allowance for loan losses as a % of nonperforming loans [c]	182.87	135.76	130.55	122.62	110.92
Allowance for loan losses as a % of nonperforming assets [c]	174.83	129.69	124.52	118.63	107.68

Annualized as a % of average loans:
NCO - QTD	0.69	0.87	1.10	0.90	0.63
NCO - YTD	0.69	0.88	0.88	0.77	0.63
[c] Includes loans held for sale that are on nonaccrual status.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months Ended March 31,
	2020			2019
	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
YIELD/RATE ANALYSIS
(Taxable Equivalent Basis)
Assets
Earning assets:
Loans	$64,875,095	$726,532	4.50%	$65,482,395	$812,415	5.03%
Debt securities available for sale [a]	6,669,560	(1,492)	(0.09)	9,922,400	53,522	2.19
Debt securities held to maturity	7,192,165	42,080	2.35	4,034,292	30,765	3.09
Other earning assets [b]	7,736,058	43,297	2.25	3,251,859	23,507	2.93
Total earning assets [a]	86,472,878	810,417	3.77	82,690,946	920,209	4.51
Allowance for credit losses	(1,064,750)			(909,663)
Unrealized loss on debt securities available for sale	31,630			(187,905)
Other assets	10,916,355			11,392,498
Total assets	$96,356,113			$92,985,876

Liabilities and Shareholder's Equity
Interest bearing liabilities:
Interest bearing demand deposits	$11,698,488	$24,551	0.84	$8,685,693	$20,346	0.95
Savings and money market accounts	31,978,293	84,792	1.07	27,218,571	76,909	1.15
Certificates and other time deposits	10,911,541	55,399	2.04	16,116,509	85,099	2.14
Total interest bearing deposits	54,588,322	164,742	1.21	52,020,773	182,354	1.42
FHLB and other borrowings	3,736,201	21,176	2.28	4,290,724	37,626	3.56
Federal funds purchased and securities sold under agreement to repurchase [b]	1,451,501	22,658	6.28	411,925	3,747	3.69
Other short-term borrowings	20,037	352	7.07	28,117	196	2.83
Total interest bearing liabilities	59,796,061	208,928	1.41	56,751,539	223,923	1.60
Noninterest bearing deposits	20,293,503			20,183,069
Other noninterest bearing liabilities	2,765,934			2,410,613
Total liabilities	82,855,498			79,345,221
Shareholder's equity	13,500,615			13,640,655
Total liabilities and shareholder's equity	$96,356,113			$92,985,876

Net interest income/ net interest spread		601,489	2.36%		696,286	2.91%
Net yield on earning assets			2.80%			3.41%

Total taxable equivalent adjustment		12,034			13,197

Net interest income		$589,455			$683,089
[a] Excludes adjustment for market valuation.
[b] Yield/rate reflects impact of balance sheet offsetting.

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months			Three Months Ended
	Ended March 31,		%	2020	2019
	2020	2019	Change	March 31	December 31	September 30	June 30	March 31
NONINTEREST INCOME
Service charges on deposit accounts	$61,531	$58,908	4	$61,531	$64,585	$65,143	$61,731	$58,908
Card and merchant processing fees	50,091	46,002	9	50,091	50,805	50,385	50,355	46,002
Investment services sales fees	34,407	26,696	29	34,407	28,130	29,287	31,333	26,696
Investment banking and advisory fees	26,731	18,857	42	26,731	15,720	28,324	20,758	18,857
Money transfer income	24,548	21,981	12	24,548	25,871	26,020	25,272	21,981
Corporate and correspondent investment sales	10,717	6,892	55	10,717	14,263	11,799	5,607	6,892
Asset management fees	11,904	10,767	11	11,904	11,532	11,405	11,867	10,767
Mortgage banking	17,451	4,937	253	17,451	9,048	8,204	5,870	4,937
Bank owned life insurance	4,625	4,584	1	4,625	4,584	3,508	4,803	4,584
Other	73,098	49,178	49	73,098	48,046	66,241	66,685	49,178
	315,103	248,802	27	315,103	272,584	300,316	284,281	248,802
Investment securities gains, net	19,139	8,958	114	19,139	—	21,003	—	8,958
Total noninterest income	$334,242	$257,760	30	$334,242	$272,584	$321,319	$284,281	$257,760

NONINTEREST EXPENSE
Salaries, benefits and commissions	$310,136	$292,716	6	$310,136	$297,823	$295,092	$296,303	$292,716
Equipment	64,681	65,394	(1)	64,681	64,826	63,908	62,638	65,394
Professional services	70,220	63,896	10	70,220	82,343	72,903	73,784	63,896
Net occupancy	39,843	40,941	(3)	39,843	43,302	42,241	40,116	40,941
Money transfer expense	17,136	14,978	14	17,136	17,951	18,005	17,290	14,978
Marketing	11,899	10,393	14	11,899	12,888	15,471	16,412	10,393
Communications	5,371	5,401	(1)	5,371	5,179	5,469	5,733	5,401
Goodwill impairment	2,185,000	—	—	2,185,000	470,000	—	—	—
Other	104,774	88,254	19	104,774	92,594	85,798	86,038	88,254
Total noninterest expense	$2,809,060	$581,973	383	$2,809,060	$1,086,906	$598,887	$598,314	$581,973
NM = Not meaningful

BBVA USA BANCSHARES, INC. (Unaudited) (Dollars in thousands)

	Three Months		Three Months Ended
	Ended March 31,		2020	2019
	2020	2019	March 31	December 31	September 30	June 30	March 31
NON-GAAP RECONCILIATION
Computation of Operating Income:
Net interest income (GAAP)	$589,455	$683,089	$589,455	$623,154	$641,041	$659,749	$683,089
Plus: noninterest income (GAAP)	334,242	257,760	334,242	272,584	321,319	284,281	257,760
Less: noninterest expense (GAAP)	2,809,060	581,973	2,809,060	1,086,906	598,887	598,314	581,973
Plus: goodwill impairment (GAAP)	2,185,000	—	2,185,000	470,000	—	—	—
Operating income (non-GAAP)	$299,637	$358,876	$299,637	$278,832	$363,473	$345,716	$358,876

Computation of Average Tangible Equity:
Total stockholder's equity (average) (GAAP)	$13,500,615	$13,640,655	$13,500,615	$14,090,315	$14,056,939	$13,782,011	$13,640,655
Less: goodwill and other intangibles (average) (GAAP)	4,526,744	5,035,591	4,526,744	5,016,935	5,023,480	5,031,129	5,035,591
Average tangible equity (non-GAAP) [B]	$8,973,871	$8,605,064	$8,973,871	9,073,380	9,033,459	8,750,882	$8,605,064
Net income (loss) (GAAP) [A]	$(2,237,285)	$140,981	$(2,237,285)	$(330,705)	$182,945	$160,186	$140,981
Return on average tangible equity (non-GAAP) ([A]/[B], annualized)	(100.27)%	6.64%	(100.27)%	(14.46)%	8.03%	7.34%	6.64%

Computation of Adjusted Net Income, Return on Average Assets and Return on Average Tangible Equity:
Net income (loss) (GAAP)	$(2,237,285)	$140,981	$(2,237,285)	$(330,705)	$182,945	$160,186	$140,981
Plus: goodwill impairment (GAAP)	2,185,000	—	2,185,000	470,000	—	—	—
Adjusted net income (non-GAAP) [C]	$(52,285)	$140,981	$(52,285)	$139,295	$182,945	$160,186	$140,981
Average assets (GAAP) [D]	$96,356,113	$92,985,876	$96,356,113	$95,754,954	$94,942,456	$93,452,839	$92,985,876
Return on average assets - adjusted (non-GAAP) ([C]/[D], annualized)	(0.22)%	0.61%	(0.22)%	0.58%	0.76%	0.69%	0.61%
Return on average tangible equity - adjusted (non-GAAP) ([C]/[B], annualized)	(2.34)	6.64	(2.34)	6.09	8.03	7.34	6.64

Computation of Efficiency Ratio:
Noninterest expense (GAAP)	$2,809,060	$581,973	$2,809,060	$1,086,906	$598,887	$598,314	$581,973
Less: securities and goodwill impairment (GAAP)	2,185,000	—	2,185,000	470,102	—	113	—
Total expense (GAAP) [E]	$624,060	$581,973	$624,060	$616,804	$598,887	$598,201	$581,973
Net interest income, taxable equivalent basis	$601,489	$696,286	$601,489	$635,552	653,926	672,807	$696,286
Plus: noninterest income (GAAP)	334,242	257,760	334,242	272,584	321,319	284,281	257,760
Less: investment securities gains, net (GAAP)	19,139	8,958	19,139	—	21,003	—	8,958
Total revenue [F]	$916,592	$945,088	$916,592	$908,136	$954,242	$957,088	$945,088
Efficiency ratio (non-GAAP) ([E]/[F])	68.08%	61.58%	68.08%	67.92%	62.76%	62.50%	61.58%

BBVA USA BANCSHARES, INC SUPPLEMENTAL LOAN PORTFOLIO INFORMATION (Unaudited) (In Thousands)

	At or Quarter Ended March 31, 2020
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due, Nonaccrual, or TDR	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$31,493	$7,588	$3,013	$323,881	$1,931	$27,464,207	$27,832,113	$19,014
Real estate – construction	9,356	66	574	13,676	69	2,147,973	2,171,714	(13)
Commercial real estate – mortgage	13,439	5,241	912	114,839	3,333	13,715,641	13,853,405	(73)
Residential real estate – mortgage	67,938	25,187	5,744	147,058	55,116	13,144,975	13,446,018	(172)
Equity lines of credit	16,382	6,244	3,295	33,354	—	2,552,075	2,611,350	536
Equity loans	2,636	1,147	293	8,027	22,392	194,874	229,369	212
Credit card	13,230	8,932	23,707	—	—	977,503	1,023,372	19,517
Consumer – direct	34,553	19,738	15,196	7,160	14,898	2,184,500	2,276,045	51,726
Consumer – indirect	76,547	24,249	9,040	28,721	—	3,957,471	4,096,028	21,051
Total loans	$265,574	$98,392	$61,774	$676,716	$97,739	$66,339,219	$67,539,414	$111,798
Loans held for sale	$—	$—	$—	$—	$—	$117,752	$117,752	$—

	At or Quarter Ended December 31, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$29,273	$16,462	$6,692	$268,288	$1,456	$24,110,067	$24,432,238	$37,788
Real estate – construction	7,603	2	571	8,041	72	2,012,393	2,028,682	(126)
Commercial real estate – mortgage	5,325	5,458	6,576	98,077	3,414	13,742,628	13,861,478	(285)
Residential real estate – mortgage	72,571	21,909	4,641	147,337	57,165	13,230,331	13,533,954	107
Equity lines of credit	15,766	6,581	1,567	38,113	—	2,530,653	2,592,680	857
Equity loans	2,856	1,028	195	8,651	23,770	208,468	244,968	137
Credit card	11,275	9,214	22,796	—	—	959,080	1,002,365	16,760
Consumer – direct	33,658	20,703	18,358	6,555	12,438	2,246,430	2,338,142	58,190
Consumer – indirect	83,966	28,430	9,730	31,781	—	3,758,443	3,912,350	27,275
Total loans	$262,293	$109,787	$71,126	$606,843	$98,315	$62,798,493	$63,946,857	$140,703
Loans held for sale	$—	$—	$—	$—	$—	$112,058	$112,058	$—

	At or Quarter Ended September 30, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$30,779	$24,036	$11,179	$301,021	$1,552	$24,314,563	$24,683,130	$69,942
Real estate – construction	3,831	185	532	1,616	76	1,999,107	2,005,347	(59)
Commercial real estate – mortgage	13,939	41	2,375	110,632	3,492	12,943,694	13,074,173	2,250
Residential real estate – mortgage	74,796	22,329	4,778	153,078	60,537	13,187,809	13,503,327	1,280
Equity lines of credit	11,088	4,616	2,072	36,879	—	2,563,457	2,618,112	431
Equity loans	2,452	978	524	8,728	24,789	225,973	263,444	(59)
Credit card	10,372	8,092	20,037	—	—	897,646	936,147	16,398
Consumer – direct	35,762	23,075	17,773	7,348	7,360	2,297,040	2,388,358	63,992
Consumer – indirect	81,075	26,294	8,599	33,940	—	3,698,625	3,848,533	21,923
Total loans	$264,094	$109,646	$67,869	$653,242	$97,806	$62,127,914	$63,320,571	$176,098
Loans held for sale	$—	$—	$—	$—	$—	$134,314	$134,314	$—

	At or Quarter Ended June 30, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$49,037	$8,246	$12,785	$389,779	$19,150	$24,373,659	$24,852,656	$45,916
Real estate – construction	3,159	114	532	2,097	107	1,976,637	1,982,646	(477)
Commercial real estate – mortgage	4,716	3,283	360	107,137	3,687	12,850,522	12,969,705	61
Residential real estate – mortgage	74,767	25,226	6,681	154,247	59,130	13,084,079	13,404,130	1,523
Equity lines of credit	12,604	7,972	3,394	35,356	—	2,613,504	2,672,830	371
Equity loans	2,549	788	224	9,361	25,361	237,495	275,778	194
Credit card	11,119	7,007	18,762	—	—	841,213	878,101	16,436
Consumer – direct	36,657	22,986	14,786	6,926	5,252	2,390,021	2,476,628	57,142
Consumer – indirect	77,523	21,908	6,813	27,793	—	3,665,042	3,799,079	22,214
Total loans	$272,131	$97,530	$64,337	$732,696	$112,687	$62,032,172	$63,311,553	$143,380
Loans held for sale	$—	$—	$—	$—	$—	$90,537	$90,537	$—

	At or Quarter Ended March 31, 2019
	30-59 Days Past Due	60-89 Days Past Due	90 Days or More Past Due	Nonaccrual	Accruing TDRs	Not Past Due or Impaired	Total	Net Charge Offs (Recoveries)

Commercial, financial and agricultural	$54,216	$17,813	$8,144	$461,029	$18,910	$24,721,818	$25,281,930	$4,743
Real estate – construction	13,582	1,707	533	1,298	111	1,928,116	1,945,347	(1,410)
Commercial real estate – mortgage	4,679	322	1,160	109,447	3,811	12,835,777	12,955,196	(27)
Residential real estate – mortgage	78,538	22,384	9,007	163,463	59,167	13,063,837	13,396,396	929
Equity lines of credit	15,355	4,035	1,471	34,999	—	2,660,447	2,716,307	575
Equity loans	2,920	1,050	34	9,840	26,188	248,137	288,169	(81)
Credit card	9,394	7,465	18,499	—	—	797,474	832,832	15,243
Consumer – direct	35,620	20,432	17,251	4,725	3,854	2,452,034	2,533,916	53,874
Consumer – indirect	78,610	24,600	7,781	21,843	—	3,674,618	3,807,452	27,666
Total loans	$292,914	$99,808	$63,880	$806,644	$112,041	$62,382,258	$63,757,545	$101,512
Loans held for sale	$—	$—	$—	$—	$—	$1,273,821	$1,273,821	$—

BBVA USA BANCSHARES, INC. BALANCE SHEET (Unaudited) (In Thousands)

	2020	2019
	March 31	December 31	September 30	June 30	March 31
Assets:
Cash and due from banks	$1,033,733	$1,149,734	$1,117,458	$1,027,400	$1,143,541
Federal funds sold, securities purchased under agreements to resell and interest bearing deposits	4,479,535	5,788,964	5,356,141	4,773,761	4,864,920
Cash and cash equivalents	5,513,268	6,938,698	6,473,599	5,801,161	6,008,461
Trading account assets	1,009,130	473,976	564,000	440,098	306,123
Debt securities available for sale	6,344,816	7,235,305	7,612,590	9,010,950	9,297,018
Debt securities held to maturity, net	7,876,266	6,797,046	6,334,634	4,912,483	4,575,041
Loans held for sale	117,752	112,058	134,314	90,537	1,273,821
Loans	67,539,414	63,946,857	63,320,571	63,311,553	63,757,545
Allowance for loan losses	(1,351,072)	(920,993)	(942,191)	(977,660)	(966,022)
Net loans	66,188,342	63,025,864	62,378,380	62,333,893	62,791,523
Premises and equipment, net	1,068,741	1,087,698	1,085,635	1,105,819	1,125,676
Bank owned life insurance	754,409	750,224	746,819	745,130	740,764
Goodwill	2,328,296	4,513,296	4,983,296	4,983,296	4,983,296
Other assets	3,124,539	2,669,182	2,600,820	2,760,678	2,740,863
Total assets	$94,325,559	$93,603,347	$92,914,087	$92,184,045	$93,842,586
Liabilities:
Deposits:
Noninterest bearing	$20,418,504	$21,850,216	$21,019,303	$20,646,209	$20,403,716
Interest bearing	56,816,003	53,135,067	52,550,139	51,942,601	53,976,592
Total deposits	77,234,507	74,985,283	73,569,442	72,588,810	74,380,308
FHLB and other borrowings	3,790,137	3,690,044	3,709,949	4,052,969	4,011,160
Federal funds purchased and securities sold under agreements to repurchase	409,784	173,028	117,421	191,739	188,024
Other short-term borrowings	—	—	45	2,067	30,975
Accrued expenses and other liabilities	1,532,777	1,368,403	1,415,612	1,477,737	1,504,582
Total liabilities	82,967,205	80,216,758	78,812,469	78,313,322	80,115,049
Shareholder’s Equity:
Preferred stock	229,475	229,475	229,475	229,475	229,475
Common stock — $0.01 par value	2,230	2,230	2,230	2,230	2,230
Surplus	14,039,572	14,043,727	14,359,966	14,364,527	14,542,166
Retained deficit	(3,305,226)	(917,227)	(585,859)	(768,290)	(927,877)
Accumulated other comprehensive income (loss)	362,339	(1,072)	66,009	13,508	(148,135)
Total BBVA USA Bancshares, Inc. shareholder’s equity	11,328,390	13,357,133	14,071,821	13,841,450	13,697,859
Noncontrolling interests	29,964	29,456	29,797	29,273	29,678
Total shareholder’s equity	11,358,354	13,386,589	14,101,618	13,870,723	13,727,537
Total liabilities and shareholder’s equity	$94,325,559	$93,603,347	$92,914,087	$92,184,045	$93,842,586

BBVA USA BANCSHARES, INC. INCOME STATEMENTS (Unaudited) (In Thousands)

	Three Months Ended
	2020	2019
	March 31	December 31	September 30	June 30	March 31
Interest income:
Interest and fees on loans	$715,476	$738,140	$771,245	$787,767	$800,488
Interest on debt securities available for sale	(1,492)	33,333	36,051	45,125	53,522
Interest on debt securities held to maturity	41,102	43,097	38,893	33,313	29,495
Interest on trading account assets	1,122	1,326	487	601	539
Interest and dividends on other earning assets	42,175	39,915	46,528	35,823	22,968
Total interest income	798,383	855,811	893,204	902,629	907,012
Interest expense:
Interest on deposits	164,742	189,345	203,979	202,478	182,354
Interest on FHLB and other borrowings	21,176	31,263	32,975	34,300	37,626
Interest on federal funds purchased and securities sold under agreements to repurchase	22,658	11,850	15,137	6,002	3,747
Interest on other short-term borrowings	352	199	72	100	196
Total interest expense	208,928	232,657	252,163	242,880	223,923
Net interest income	589,455	623,154	641,041	659,749	683,089
Provision for credit losses	356,991	119,505	140,629	155,018	182,292
Net interest income after provision for credit losses	232,464	503,649	500,412	504,731	500,797
Noninterest income:
Service charges on deposit accounts	61,531	64,585	65,143	61,731	58,908
Card and merchant processing fees	50,091	50,805	50,385	50,355	46,002
Investment services sales fees	34,407	28,130	29,287	31,333	26,696
Investment banking and advisory fees	26,731	15,720	28,324	20,758	18,857
Money transfer income	24,548	25,871	26,020	25,272	21,981
Corporate and correspondent investment sales	10,717	14,263	11,799	5,607	6,892
Asset management fees	11,904	11,532	11,405	11,867	10,767
Mortgage banking	17,451	9,048	8,204	5,870	4,937
Bank owned life insurance	4,625	4,584	3,508	4,803	4,584
Investment securities gains, net	19,139	—	21,003	—	8,958
Other	73,098	48,046	66,241	66,685	49,178
Total noninterest income	334,242	272,584	321,319	284,281	257,760
Noninterest expense:
Salaries, benefits and commissions	310,136	297,823	295,092	296,303	292,716
Equipment	64,681	64,826	63,908	62,638	65,394
Professional services	70,220	82,343	72,903	73,784	63,896
Net occupancy	39,843	43,302	42,241	40,116	40,941
Money transfer expense	17,136	17,951	18,005	17,290	14,978
Marketing	11,899	12,888	15,471	16,412	10,393
Communications	5,371	5,179	5,469	5,733	5,401
Goodwill impairment	2,185,000	470,000	—	—	—
Other	104,774	92,594	85,798	86,038	88,254
Total noninterest expense	2,809,060	1,086,906	598,887	598,314	581,973
Net (loss) income before income tax expense	(2,242,354)	(310,673)	222,844	190,698	176,584
Income tax (benefit) expense	(5,069)	20,032	39,899	30,512	35,603
Net (loss) income	(2,237,285)	(330,705)	182,945	160,186	140,981
Less: net income attributable to noncontrolling interests	501	663	514	599	556
Net (loss) income attributable to BBVA USA Bancshares, Inc.	$(2,237,786)	$(331,368)	$182,431	$159,587	$140,425